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                                                                     EXHIBIT 5.1

                                 June 1, 1998

Ragen MacKenzie Group Incorporated
999 Third Avenue, Suite 4300
Seattle, WA  98104

Gentlemen and Ladies:

     We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Ragen MacKenzie Group Incorporated (the "Company") of (i) up to 12,034,015 shares (the "Class B Shares") of the Company's Class B common stock, par value $.01 per share, (ii) up to 274,176 shares (the "Class C Shares") of the Company's Class C common stock, par value $.01 per share, and
(iii) up to 215,250 shares (the "Class D Shares") of the Company's Class D common stock (the Class D Shares, the Class C Shares and Class B Shares are hereinafter collectively referred to as the "Common Shares"), pursuant to the terms of the Agreement and Plan of Merger dated as of May 29, 1998 (the "Merger Agreement") by and among the Company, Ragen MacKenzie Incorporated ("RMI") and RMGI Merger Corp. ("Merger Sub"), and the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, which you are filing with the Securities and Exchange Commission with respect to the Common Shares.

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon the foregoing, we are of the opinion that upon the happening of the following events:

     (a) due action by the holders of common stock of each of RMI and Merger Sub, approving the Merger Agreement;

     (b) the filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement:
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June 1, 1998
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     (c)  the filing by RMI and/or Merger Sub of all documents required to be filed with the appropriate governmental entities of the State of Washington;

     (d) satisfaction or waiver of all conditions precedent set forth in the Merger Agreement; and

     (e) due execution by the Company and registration by its registrar of the Common Shares, and the issuance and sale of the Common Shares as contemplated by the Registration Statement and in accordance with the aforesaid shareholder and governmental authorization, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Proxy Statement/Prospectus of the Registration Statement under the headings "Legal Opinion" and "Tax Opinion."

                                        Very truly yours,

                                        /s/ PERKINS COIE LLP

                                        Perkins Coie LLP